AMENDMENT NO. 4 TO LEASE

[Elk Creek Owned]

THIS AMENDMENT NO. 4 TO LEASE (the “Amendment”), is made and entered into this 12th day of January, 2017, by and between RAMACO CENTRAL APPALACHIA, LLC, a Delaware limited liability company (“Lessor”), and RAMACO RESOURCES, LLC, a Delaware limited liability company (“Lessee”).

Recitals

WHEREAS, Lessor and Lessee entered into that certain Lease dated August 20, 2015 (the “Initial Lease”), as amended by that certain Amendment No.  1 to Lease, effective December 31, 2015 (the “First Amendment”), which First Amendment was superseded in its entirety by that certain Amendment No. 2 to Lease, effective March 31, 2016 (the “Second Amendment”), and as further amended by that certain Amendment No. 3 to Lease, effective August 31, 2016 (the “Third Amendment” and as so amended, collectively, the “Lease”);

WHEREAS, Lessor and Lessee were once affiliated companies with substantial common ownership;

WHEREAS, Lessee’s parent sought additional investments and to induce such investment, which would inure to Lessor’s benefit as lessor through Lessee’s procurement of additional equity financing in order to develop the property leased pursuant to the Lease and generate royalties payable to Lessor, Lessor agreed to enter into the Third Amendment, so that certain payments to Lessor would be suspended until obligations to Lessee’s parent’s new investors were fulfilled; and

WHEREAS, Lessee’s parent contemplates entering into a transaction pursuant to which the Lessee’s ultimate parent will become publicly traded and the obligations giving rise to the Third Amendment will be satisfied, and Lessee will receive additional equity financing to further its development of the property leased pursuant to the Lease; and

WHEREAS, to implement those certain prior understandings that induced an investment in Lessee and its affiliates by Lessee’s ultimate parent, and that induced the concessions that Lessor’s parent agreed to in executing the Third Amendment, Lessor and Lessee desire to modify certain terms of the Lease pursuant to this Amendment to return the economic terms of the Lease substantially to the status quo ante existing upon the execution of the Third Amendment.

Agreement

NOW, THEREFORE, in consideration of One Dollar cash-in-hand paid, the foregoing recitals which are not mere recitals, the mutual agreements of the parties, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to the following:

1.Section 1 of the Third Amendment is deleted in its entirety and replaced with the following:

Notwithstanding anything contained in the Lease to the contrary, from and after the date hereof, Lessee shall timely pay directly to the applicable third party, rather than to Lessor, (a) those amounts required to be paid pursuant to Section 5(A) (TAXES) of the Lease; and (b) although previously required to be paid by Lessor under Section 4(B) of the Lease, the Annual Payments and Overriding Royalty payable to Baisden-Vaughan, Inc. pursuant to that certain Special Warranty Deed, dated September 11, 2013, between Baisden-Vaughan, Inc., as Grantor, and Lessor, as Grantee (the “Baisden Deed”, and the property conveyed by such Baisden Deed being referred to herein as the “Baisden Property”), subject however to the rights of Lessee under Section 2 of the Third Amendment, and (c) those amounts required to be paid pursuant to the last paragraph of Section 2 (RESERVATIONS AND EXCEPTIONS) of the Lease.

For avoidance of doubt, Section 2 of the Third Amendment remains in full force and effect.

2.The Initial Term under Section 3 (TERM) of the Initial Lease is amended to continue for twelve (12) years from the Effective Date of the Initial Lease.  The last two sentences of Section 3 of the Third Amendment are hereby deleted and void ab initio.  Except as amended by the first sentence of this paragraph, Section 3 (TERM) of the Lease remains in full force and effect in accordance with its terms.

3.Notwithstanding anything contained in the Lease to the contrary, effective upon the closing of any public or private offering of equity securities of the now existing or hereafter formed ultimate parent of Lessee, or any other Exit Transaction as defined in Section 6.2 of that certain Second Amended and Restated Limited Liability Company Agreement of Lessee’s current parent, Ramaco Development, LLC (the “Trigger Date”), the Second Amendment shall be superseded in its entirety, Section 4 of the Third Amendment shall be deleted in its entirety, and Section 4(A) of the Initial Lease shall be replaced with the following:

A.  MINIMUM MONTHLY ROYALTY.Lessee shall pay to Lessor minimum monthly royalty in the amount of Forty-One Thousand Six Hundred Sixty-Seven Dollars and 00/100 Dollars ($41,667.00) (the “Initial Minimum Monthly Royalty Payment”), until Lessee shall have paid twenty-four (24) Initial Minimum Monthly Royalty Payments.  Thereafter, the minimum monthly royalty shall increase to, and thereafter be, One Hundred Sixty-Six Thousand Six Hundred Sixty-Seven and 00/100 Dollars ($166,667.00) per month.  Minimum monthly royalty shall be paid in arrears on or before the twentieth (20th) day of each calendar month for the preceding calendar month, with the first Initial Minimum Monthly Royalty Payment (the “Initial Minimum Monthly Royalty Payment Date”) being due on or before on or before the twentieth (20th) day of the calendar month following the month in which the Trigger Date occurs.

In the event Lessee pays tonnage royalty for coal mined in such calendar month sufficient to equal the minimum monthly royalty, no minimum monthly royalty shall be due with respect to such month.  If Lessee does not mine sufficient coal during such calendar month to pay tonnage royalty equal to the minimum monthly royalty, then Lessee shall pay the difference between the minimum monthly royalty for such month and the tonnage royalty, if any, paid for coal mined during such month.  Minimum monthly royalty payments in excess of tonnage royalty in any calendar month shall be fully recoupable by Lessee by crediting the same against tonnage royalty payments thereafter due to Lessor, if any, until fully recouped by Lessee.  Lessor shall not be required to refund any unrecouped minimum monthly royalty paid by Lessee and not recouped from tonnage royalty pursuant hereto.  Only minimum monthly royalty actually paid shall be subject to recoupment under the terms of the Lease.  No minimum monthly royalty shall be payable to Lessor until the Initial Minimum Monthly Royalty Payment Date.

4.Capitalized terms not defined herein shall have the meaning ascribed thereto in the Lease.  Except as expressly modified herein, all other terms and conditions of the Lease shall continue to remain in full force and effect.  To the extent of any conflicts between the language of the Lease and the language of this Amendment, the language of this Amendment shall control.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the Lessor acknowledges its agreement to the foregoing Amendment by causing its duly authorized representative to sign below.

LESSOR:

RAMACO CENTRAL APPALACHIA, LLC,
a Delaware limited liability company

By:/s/ Randall W. Atkins
Name: Randall W. Atkins

Its:Authorized Agent

Amendment No. 4 to Lease
Signature Page of Lessor

IN WITNESS WHEREOF, the Lessee acknowledges its agreement to the foregoing Amendment by causing its duly authorized representative to sign below.

LESSEE:

RAMACO RESOURCES, LLC,
a Delaware limited liability company

By:/s/ Michael D. Bauersachs
Name: Michael D. Bauersachs

Its:Authorized Agent

Amendment No. 4 to Lease
Signature Page of Lessee